Exhibit 99.1

Contacts:	Gary J. Yusko
Chief Financial Officer
Alloy, Inc.
212/329-8431

For immediate release:

Alloy Appoints Richard Perlman to its Board of Directors; Regains Compliance

with Nasdaq Independent Director Requirements

September 26, 2006 (New York, NY) – Alloy, Inc. (“Alloy”) (NASDAQ: ALOY), a media and marketing company primarily targeting the dynamic 10-24 year old market announced today that it has appointed Richard Perlman as an additional member of its Board of Directors. As a result of this appointment, Alloy has regained compliance with Nasdaq Marketplace Rule 4350(c)(1), which requires Alloy to maintain a majority of independent directors.

Mr. Perlman will serve as one of the five independent directors on Alloy’s Board effective as of September 22, 2006 and will stand for election at the Company’s 2008 Annual Meeting of Stockholders. Alloy’s Corporate Governance and Nominating Committee recommended the appointment of Mr. Perlman and the full Alloy Board unanimously approved such recommendation. Mr. Perlman is Chairman of TurboChef Technologies, Inc. which develops and manufactures speed-cooking solutions. He was formerly chairman of PracticeWorks, Inc. from March 2001 until its acquisition by The Eastman Kodak Company in October 2003. From January 1998 to March 2001, he served as chairman and treasurer of AMICAS, Inc. (formerly VitalWorks Inc.). Mr. Perlman is the founder of Compass Partners, L.L.C., a merchant banking and financial advisory firm specializing in corporate restructuring and middle market companies, and has served as its President since its inception in May 1995. From 1991 to 1995, he was Executive Vice President of Matthew Stuart & Co., Inc., an investment banking firm. Mr. Perlman received a B.S. in Economics from the Wharton School of the University of Pennsylvania and a Masters in Business Administration from the Columbia University Graduate School of Business.

Matt Diamond, Alloy’s Chairman and Chief Executive Officer, commented on the recent board addition, stating, “We believe that we have further strengthened the Company by adding Richard Perlman to the Alloy Board. His history of creating significant shareholder value as well as his strong financial background will benefit Alloy’s management and contribute to its long-term growth.”

About Alloy

Alloy, Inc., under the banner of Alloy Media + Marketing (AM+M), is a widely recognized pioneer in nontraditional marketing. Working with AM+M, marketers reach consumers through a host of programs incorporating Alloy’s diverse array of media and marketing assets and expertise in direct mail, college and high school media, interactive, display media, college guides, promotional and social network marketing. For further information regarding Alloy, please visit our corporate website at (www.alloymarketing.com).

Forward-Looking Statements

This announcement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “project” and “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. Factors that might cause or contribute to such differences include, among others, our ability to: increase revenues; generate high margin sponsorship and multiple revenue streams; increase visitors to our Web sites (www.alloy.com, www.delias.com, and www.ccs.com) and build customer loyalty; develop our sales and marketing teams and capitalize on these efforts; develop commercial relationships with advertisers and the continued resilience in advertising spending to reach the teen market; manage the risks and challenges associated with integrating newly acquired businesses; and identify and take advantage of strategic, synergistic acquisitions and other revenue opportunities. Other relevant factors include, without limitation: our competition; seasonal sales fluctuations; the uncertain economic and political climate in the United States and throughout the rest of the world, and the potential that such climate may deteriorate further; and general economic conditions. For a discussion of certain of the foregoing factors and other risk factors see the “Risk Factors That May Affect Future Results” section included in our annual report on Form 10-K for the year ended January 31, 2006, and in subsequent filings that we make with the Securities and Exchange Commission. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.